EXHIBIT 10.1

Consent in Lieu of Special Meeting of the Board of Directors of
Adeona Pharmaceuticals, Inc.

WHEREAS, Section 141(f) of the Delaware General Corporation Law provides that unless otherwise restricted by the certificate of incorporation or bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all of the members of the board or of the committee, as the case may be, consent in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee; and

WHEREAS, the undersigned, being all the members of the Board of Directors of Adeona Pharmaceuticals, Inc. (the “Corporation”), desire that the actions expressed in these resolutions be taken in lieu of a Special Meeting of the Board of Directors.

NOW, THEREFORE, the undersigned consent to the actions expressed in the following resolutions:

BE IT RESOLVED, that Max Lyon is appointed to the board of directors of the Corporation and its subsidiaries until his successor shall be duly elected and qualified or until his resignation or removal.

RESOLVED FURTHER, that the Corporation enter into the letter agreement with Max Lyon attached hereto as Exhibit A, whereby Max Lyon agrees, upon resolution of the board of directors, to resign from the Board of Directors immediately upon no longer continuing to serve as both President and Chief Executive Officer of the Corporation.

RESOLVED FURTHER, that the Chairman and other officers of the Corporation in any combination, or any one (1) or more of them, be, and each hereby is authorized and empowered in the name and on behalf of the Corporation to do any and all acts and things and execute any other instruments and documents which may be or become necessary, desirable or proper to carry out, put into effect and make operative any portion or portions of the foregoing resolutions.

This consent resolution may be executed in one or more counterparts and by facsimile, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this consent is executed as of the 21st day of August 2009.

/s/ Steve H. Kanzer Steve H. Kanzer	/s/ Dr. James Kuo Dr. James Kuo

/s/ Jeffrey Wolf Jeffrey Wolf	/s/ Jeffrey J. Kraws Jeffrey J. Kraws

Exhibit A

August 21, 2009

The Board of Directors
Adeona Pharmaceuticals, Inc.
3930 Varsity Drive Inc.
Ann Arbor, MI  48108

Dear Sirs/Madams:

Thank you for the opportunity to serve on the board of directors of Adeona Pharmaceuticals, Inc (“Adoena”)

I hereby agree that in the event I no longer continue to serve as both President and Chief Executive Officer of Adeona, if requested by resolution of the board, I will immediately resign my position from the board of directors.

Regards,

Max Lyon

Agreed and accepted:

_________________
Steve H. Kanzer
Chairman